EXHIBIT 10.1

AGREEMENT TO PURCHASE SUGAR VALLEY INTEREST

This AGREEMENT FOR the PURCHASE of SUGAR VALLEY INTEREST, as more specifically defined below (this “Agreement”),  is entered into on September 9, 2010, by and among Blast Energy Services, Inc., a Texas corporation, as purchaser (“BESV”), and Sun Resources Texas, Inc.., a Texas corporation, as seller (“Sun”).

RECITALS

BESV desires to acquire Sun’s Sugar Valley Interest, including, but not limited to, certain assets and business operations of Sun, specifically the certain rights to the Sugar Valley Lease, including all ownership interests and working interests in the leased mineral rights owned in the area and all operating equipment utilized on the Interest (a more detailed description of which is attached hereto as Exhibit “A”) in exchange for a certain cash consideration and a number of shares of the common stock of BESV for a total consideration of $1,200,000 as set forth below; and

The Board of Directors of BESV and the Board of Directors of Sun have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed cash payments, promissory note, deed of trust, and common stock exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
THE PROPERTY AND CONSIDERATION

1.1 The Property.  The property which is the subject matter of this Agreement is identified and described on Exhibit “A” which is attached hereto and incorporated herein for all purposes (the “Property”). BESV is purchasing the Property from Sun, and Sun is selling the Property to BESV, pursuant to the terms and conditions set forth herein.

1.2 Transfer of Interest. Sun shall transfer the Property to BESV using the form of conveyance which is attached hereto and incorporated herein as Exhibit “B”. Sun shall execute and deliver the conveyance to BESV upon BESV making the cash payment set forth in item 1.3(a) below, BESV executing and delivering to Sun the promissory note and deed of trust set forth in item 1.3(b) below, and BESV issuing to Sun the common stock set forth in 1.3(c) below. Sun shall have no obligation to deliver the Conveyance to BESV until said cash payment, note, deed of trust, and issuance of stock have occurred.

1.3 The Consideration. BESV is paying and delivering to Sun the following consideration for the Property, to-wit:

a)	A cash payment of $600,000 on or before October 8, 2010 (which shall be refundable in the event the Closing does not occur);
b)
A promissory note for $300,000 payable at a rate of $10,000 per month commencing October 31, 2010 with the final balance payable in full on or before October 8, 2011, in the form attached hereto as Exhibit “C”. BESV shall execute and deliver to Sun a deed of trust to secure payment of the $300,000 promissory note, in the form attached hereto and incorporated herein as Exhibit “D”; and

c)
$300,000 in shares of common stock of BESV at a price of either the lesser of 8 cents per share or the per share closing market price of BESV’s stock at the end of the day of the Closing on the Over-The-Counter Bulletin Board (the “Shares”).

1.4           Operations of the Transferred Property. After Sun conveys the Property to BESV, Sun shall continue to manage and operate the Property until the promissory note is paid in full. Sun shall operate the Property during this period in the same manner in which it has been operating the Property prior to the conveyance to BESV. Sun, as operator for BESV, shall receive all the revenues from the Property and pay all expenses relating to the operations of the Property. Sun shall also charge a monthly administrative fee for operating the Property. Sun’s principals may charge BESV consulting fees as agreed to between the parties in issue. Sun shall deduct from revenue it receives for the Property the $10,000 monthly note payment for the $300,000 promissory note. Sun shall provide BESV monthly operating reports for the Property, accounting for all income and expenses. Upon payment in full of the promissory note, Sun and BESV may at their mutual election enter into a joint operating agreement for Sun to continue operation of the Property.  Except as provided for herein, Sun shall operate the properties as per the terms of any existing operating agreements covering the properties. Sun’s relationship with BESV shall be contractual for Sun’s operations of the Property. Sun shall be responsible for operating the Property as a reasonably prudent operator. Sun shall not have any heightened duties or obligations to BESV. Sun shall not in any event be viewed as a partner, joint venturer, or as having any type of fiduciary duty to BESV, with any such obligations being based on the reasonably prudent operator’s standard for the operations of oil and gas properties. BESV’s sole remedy for any dissatisfaction with Sun for the operation of the Property, or for Sun’s breach of its duty to act as a reasonably prudent operator in operating the Property, shall be the removal of Sun as the operator. Upon such removal, Sun shall take reasonable action to effectuate the transfer of operations, and to turn over operations of the Property to a new operator.

1.5           Closing. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article 1.3 above and Article IV to be fulfilled prior to the Closing are fulfilled or waived or (ii) at such time and place as the parties hereto may agree. Such Closing date shall be the effective date of the agreement (the “Closing Date”).

1.6           Retained Interest.  Sun shall retain a one percent of 8/8ths working interest in the Property for so long as it is the operator of the Property. Upon Sun ceasing to operate the Property, Sun shall assign this one percent working interest, with special warranty of title, to BESV.

 ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of Sun. Sun represents and warrants to BESV as follows:

(a)       Special Warranty of Title. Sun by special warranty represents and warrants that it has clear title to the interests in the Property to the extent of the ownership and working interests set forth in Exhibit “E” and such interests are “free and clear” and unencumbered by any adverse interests, liens, lawsuits and any other known prospective liability associated with the Property . Sun is providing a special warranty of title for the Property for any claims made by, through or under Sun, but not otherwise. Sun is conveying to BESV the equipment in “as is” condition without any warranty of fitness or merchantability as to any particular use or purpose. BESV is responsible for performing all the due diligence necessary to satisfy itself concerning title to the Property, and the condition, fitness and merchantability of all equipment relating to the Property. BESV acknowledges that Sun has provided to it the title information contained in Sun’s files and the opportunity to inspect the condition and operations of the Property. The parties have compiled the exhibits to this Agreement based on such title information. The express representations and warranties of title contained herein are exclusive and are in lieu of all other representations and warranties of title, express or implied, statutory or otherwise, and Sun and Sun’s predecessors expressly disclaim any and all other representations and warranties of title.

(b)       Organization, Standing and Power. Sun is a corporation duly organized under the laws of the State of Texas, has all requisite power and authority to own, lease and operate the  Property and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

 (c)    Authority. Sun has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Sun. No other corporate or shareholder proceedings on the part of Sun are necessary to authorize the share issuance, or the other transactions contemplated hereby.

(d)    Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of Sun or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sun which violation would have a material adverse effect on Sun taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to Sun in connection with the execution and delivery of this Agreement by Sun or the consummation by Sun of the transactions contemplated hereby.

(e)    Compliance with Laws. Sun is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(f)    Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Sun threatened against or affecting Sun or the Property being transferred by Sun, which is reasonably likely to have a material adverse effect both legally and financially in excess of $10,000 on Sun or the Property, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Sun or the Property, having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(g)    Taxes. Sun has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and Sun has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. Sun knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore. Sun will indemnify and hold harmless BESV for any taxes owed by Sun on the Interest prior to the transfer occurring.

(h)    Licenses, Permits; Intellectual Property. Sun owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

(i) Additional Representations of Sun. Sun represents, acknowledges and warrants the following to BESV, and agrees that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

1.           Sun recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the 1933 Act or unless an exemption from registration is available.  Sun may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

2.           Sun acknowledges that it:

a. is either an “accredited investor” as defined in Rule 501 of the Act (and described below); or

b. is a “sophisticated investor”; and

c. has had an opportunity to and in fact has thoroughly reviewed BESV’s periodic report (Form 10-K and 10-Q) filings, current report filings (Form 8-K) and the audited and unaudited financial statements, description of business, risk factors, results of operations and related business disclosures described therein at http:///www. SEC. gov (“EDGAR”);  has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of BESV regarding such information; and has no pending questions as of the date of this Agreement;

d.  “Accredited Investor” means an individual who has a net worth (either individually or jointly with spouse) in excess of $1,000,000 (not including the value of such individual’s primary residence); or an individual who had an individual income (NOT including joint income with spouse) in excess of $200,000 in each of the two most recent tax years and reasonably expects individual income in excess of $200,000 during the current tax year; or an individual who had an income (including joint income with spouse) in excess of $300,000 in each of the two most recent tax years and reasonably expects individual income in excess of $300,000 during the current tax year; or

e. an entity which is one of the following:

(i)           A bank, as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

(ii)           An insurance company, as defined in Section 2(13) of the Securities Act.

(iii)           An investment company registered under the Investment Company Act of 1940.

(iv)           A business development company, as defined in Section 2(a)(48) of the Investment Company Act of 1940.

(v)           A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(f)           An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and the investment is made by Subscriber as a plan fiduciary, as defined in Section 3(21) of such Act, and Subscriber is a bank, insurance company or a registered investment advisor, or has total assets in excess of $5 million.

(vi)           A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(vii)           An organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Securities, with total assets in excess of $5 million.

(viii)           An irrevocable trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Securities, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

(ix)           A revocable trust that is revocable by its grantors, each of whose grantors is an accredited investor, qualifies as an accredited investor for the purposes of the subscription (each grantor should complete the individual accredited information questionnaire, and describe the fact that they are grantors of the trust on such individual questionnaire below).

(x)           An entity in which all of the equity owners are Accredited Investors.

3. Sun has such knowledge and experience in financial and business matters such that Sun is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

4. Sun recognizes that an investment in BESV is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Shares as an investment involves special risks;

5. Sun realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted unless Sun has liquid assets sufficient to assure that Sun can provide for current needs and possible personal contingencies;

6. Sun confirms and represents that it is able (i) to bear the economic risk of the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Shares.  Sun also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Shares;

7. All information which Sun has provided to BESV concerning Sun's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date,  Sun will immediately provide BESV with such information;

8. Sun has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for it;

9. Sun has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Sun’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

10. Sun understands that the Shares are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that BESV is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Sun set forth herein in order to determine the applicability of such exemptions and the suitability of Sun to acquire the Shares. All information which Sun has provided to BESV concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by BESV, the undersigned will immediately provide BESV with such information; and

11. Sun understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

2.2    Representations and Warranties of BESV. BESV represents and warrants to Sun as follows:

(a)    Organization, Standing and Power. BESV is a corporation duly organized, validly existing and in good standing under the laws of Texas. The company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the relevant Acquirer taken as a whole. For purpose of this Section 2.2, “material adverse effect” shall mean, with respect to each Acquirer, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect or impact on the business, assets, results of operations, intellectual property rights, prospects or financial condition of such party, taken as a whole, or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby.

(b)    Authority. BESV has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by its shareholders, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of BESV are necessary to authorize the payments of consideration and share issuance and the other transactions contemplated hereby.

(c)    Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of BESV or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BESV or its properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a material adverse effect on the business of the relevant Acquirer taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to BESV in connection with the execution and delivery of this Agreement by BESV, or the consummation by BESV of the transactions contemplated hereby.

(d)    Compliance with Laws. BESV is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

ARTICLE III
ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

3.1    Restricted BESV Shares. The shares issuable to Sun will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering under the Securities Act. Accordingly, the shares will constitute "restricted securities" for purposes of the Securities Act and the holders of shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom.

3.2 Legal Conditions to share issuance. BESV and Sun shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the transactions contemplated herein and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the share issuance. BESV and Sun shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by BESV or Sun or any of their related entities or subsidiaries in connection with the share issuance or the taking of any action contemplated thereby or by this Agreement. BESV and Sun shall take reasonable action to keep each other informed concerning the requirements and obligations relating to the restricted stock.

ARTICLE IV
CONDITIONS PRECEDENT

The respective obligations of each party to complete the sale contemplated by this Agreement and consummate the included transactions shall be conditional upon the occurrence of each of the following conditions precedent:

4.1 Conditions to Each Party's Obligation to Effect the Share Issuance. BESV is responsible for the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby for the issuance of stock.

4.2    Conditions to Obligations of Sun. The obligation of BESV to close this transaction is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by BESV:

(a)    Representations and Warranties. The representations and warranties of Sun set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sun shall complete all government and legal process to transfer 100% of the ownership of the Property to BESV notwithstanding the final transfer will not occur until the $600,000 payment is made and the note and deed of trust are delivered to Sun, and the stock issued, as contemplated herein.

(b)    Performance of Obligations of Sun. Sun shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and BESV shall have received a certificate signed on behalf of Sun by the President to such effect.

(c)    Closing Documents. Sun shall have executed and have ready for delivery to BESV the Conveyance in the form attached as Exhibit “B”.

(d)    Consents. Sun shall have obtained the consent or approval of each person and entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument. Sun shall also have received the approval of its shareholders in accordance with applicable law.

(e)    Due Diligence Review. BESV shall have completed to its reasonable satisfaction a review of Sun’s title to the Property,  business, operations, finances, assets and liabilities of Sun, and the condition of the Property and equipment, and shall not have determined that any of the representations or warranties of Sun or its shareholders contained herein are, as of the date hereof or the Closing, inaccurate in any material respect or that Sun or its shareholders is otherwise in violation of any of the provisions of this Agreement. BESV shall perform and complete prior to Closing, its due diligence concerning title to the Property which Sun is conveying to BESV. BESV shall be solely responsible for satisfying itself concerning Sun’s ownership and title, including its working interest and net revenue interest, in the Property.

(f)    Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of BESV, made in good faith, would make the consummation of the share issuance imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Sun, the consequences of which, in the judgment of BESV, could be materially adverse to Sun.

4.3    Conditions to Obligations of Sun. The obligations of Sun to effect the transfer of the Property, including and not limited to the title to the leases and operating equipment, is subject to the satisfaction of the following conditions unless waived by Sun:

(a)    Representations and Warranties. The representations and warranties of BESV set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, Sun shall have received a certificate signed on behalf of BESV by the Chief Executive Officer to such effect.

(b)    Performance of Obligations of BESV. BESV shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date including payment of the $600,000 in cash and the delivery of the note, deed of trust, and stock.

(c)    Consents. BESV shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

ARTICLE VI
TERMINATION AND AMENDMENT

5.1    Termination. This Agreement may be terminated at any time prior to the Effective Date:

(a)           by mutual consent of BESV and Sun;

(b)           by either BESV or Sun if there has been a material breach of any representation, warranty, covenant or agreement on the part of BESV or Sun, as the case may be set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of written notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the share issuance shall have become final and non-appealable, or if there have been material misrepresentations in the negotiation of this Agreement; or

(c)           if the Closing does not occur on or before October 31, 2010.

5.2    Effect of Termination. In the event of termination of this Agreement by either BESV or Sun as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.3    Amendment. This Agreement may be amended by mutual written agreement of BESV and Sun.   No such amendment shall be valid and enforceable unless it is evidenced by an instrument in writing signed on behalf of each of BESV and Sun, the parties hereto.

5.4    Extension; Waiver. At any time prior to the Effective Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII
GENERAL PROVISIONS

6.1    Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Date for as long as the applicable status of limitation shall remain open.

6.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:

Sun Resources Texas, Inc.
P.O.Box 3712
Longview, TX 75606

If to Buyer:

Blast Energy Services, Inc.
14550 Torrey Chase Boulevard, Suite 330
Houston, TX 77014

6.3    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Texas state court or any federal court in the State of Texas in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7    Expenses of Conveyance. BESV and Sun each agree to bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with this Conveyance. Notwithstanding anything herein which may appear to the contrary, neither party shall have any obligations with respect to this Agreement and the subject matter hereof for any special, consequential or punitive damages.

6.8    Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

6.9    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6.10           Effective Date.  The “Effective Date” of this Agreement shall be when BESV delivers to Sun the $600,000 cash, the $300,000 promissory note and deed of trust securing the same, and the shares of common stock, as contemplated by Article I above. Sun shall gauge the tanks on the Property as of the Effective Date. All oil in the tanks or other production relating to the Property, and all runs and revenues relating thereto, existing on the Effective Date, shall belong to and be paid to Sun. All production and revenues relating thereto, occurring after the Effective Date shall belong to BESV. Sun shall be responsible for all obligations relating to the Property which were incurred prior to the Effective Date. BESV shall be responsible for all obligations relating to the Property which were incurred after the Effective Date.

6.11           Independent Counsel.  The parties hereto warrant and represent to each other that they each have consulted with their own independent legal counsel concerning this Agreement. Sun has utilized the services of Robert A. Sherman, Attorney at Law, Carthage, Texas, to represent it in this transaction. BESV has utilized the services of The Loev Law Firm, PC and J. Jan Jircik, Attorney at Law, to represent it in this transaction.  Each party warrants and represents that they have relied solely on the advice of their legal counsel concerning this Agreement and all matters relating thereto, and have not in any way relied on any advice, representations, statements, comments or opinions, from the attorney for the other party.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEROF, this Agreement has been signed by the parties set forth below as of the date set forth above.

Sun Resources Texas, Inc.	Blast Energy Services, Inc.

/s/Don Boyd	/s/ Michael Peterson
Don Boyd, President	Michael Peterson, CEO

EXHIBIT A

Description of Sugar Valley Leases and Surface and Production Equipment

EXHIBIT A

Leases associated with the Milberger #2 well

Lessor:	Erwin Earl Ward, Trustee et al
Lessee:	Hawkeye Stratigraphic, Inc.
Date:	May 25, 1999
Recorded:	Volume 547, Page 628, Official Records of Matagorda County, Texas

Lessor:	F. J. Milberger et ux
Lessee:	Hawkeye Stratigraphic, Inc.
Date:	May 25, 1999
Recorded:	Volume 547, Page 641, Official Records of Matagorda County, Texas

Lessor:	Bryan J. Milberger
Lessee:	Hawkeye Stratigraphic, Inc.
Date:	May 25, 1999
Recorded:	Volume 547, Page 634, Official Records of Matagorda County, Texas

INSOFAR AND ONLY INSOFAR as the above leases cover 56.00 acres, more or less, out of the Burnett & Sojourner League, A-13, as for fully described as Tract Two in that certain Oil, Gas and Mineral Lease dated May 25, 1999, from Erwin Earl Ward, Trustee, Lessor, to Hawkeye Stratigraphic, Inc. as Lessee, recorded in Volume 547, Page 628, Official Records of Matagorda County, Texas, LESS AND EXCEPT approximately 5.74 acres, more or less, included within the 40 Acre Milberger #1 Unit described in Declaration of Pooled Unit dated February 11, 2002, recorded at Volume 648, Page 919, Official Records of Matagorda County, Texas

Leases associated to the Milberger #1 well

Lessor	Lessee	Lease Date	Vol/Page
Gardner Serrill	Hawkeye Stratigraphic	April 1, 1997	474/9
Elizabeth E. Serrill	Hawkeye Stratigraphic	April 1, 1997	474/17
Kathy B. Caldwell	Hawkeye Stratigraphic	April 1, 1997	474/13
Susan Lowe	Hawkeye Stratigraphic	April 1, 1997	474/15
Steven Serrill	Hawkeye Stratigraphic	April 1, 1997	474/7
Eva Adele Serrill	Hawkeye Stratigraphic	April 1, 1997	474/11
Janie LaVonne Dickson	Hawkeye Stratigraphic	Jan 17, 1997	474/25
James Abbott Williams	Hawkeye Stratigraphic	Jan 17, 1997	474/28
Mary Anna Williams	Hawkeye Stratigraphic	Jan 17, 1997	474/22
Annie Nettie Speth	Hawkeye Stratigraphic	Jan 17, 1997	474/31
John Bryan Williams, Jr.	Hawkeye Stratigraphic	Jan 17, 1997	474/19

Erwin Earl Ward, et al	Hawkeye Stratigraphic	May 25, 1999	547/628
F. J. Milberger & wife	Hawkeye Stratigraphic	May 25, 1999	547/641
Bryan J. Milberger	Hawkeye Stratigraphic	May 25, 1999	547/634

INCLUDING approximately 5.7 acres, more or less, of land lying within the interest pooled for the HLM Milberger No. 1 Unit as described in a Declaration of Pooled Unit recorded at Vol 648, Pg 919 Matagorda County, Texas;

Leases associated with the Oxbow #1 well

LESSOR	LESSEE	LEASE DATE	EXPIRATION DATE	GROSS ACRES	ROYALTY	SURVEY	ABSTRACT	RECORDING DATA (VOL/PAGE)
Dennis W. Erber and wife, Karen Matson Erber	Hawkeye Stratigraphic, Inc.	FEB 11 2000	FEB 11 2003	161.00	1/6	BURNETT & SOJOURNER	13	586/787

Donald W. Rose and wife, Marlene Baker Rose	Hawkeye Stratigraphic, Inc.	FEB 11 2000	FEB 11 2003	161.00	3/16	BURNETT & SOJOURNER	13	586/789

Jame G. Carlson by Steve Carlson, Guardian of the Estate of James G. Carlson	Hawkeye Stratigraphic, Inc.	SEP 11 2000	SEP 11 2003	161.00	1/6	BURNETT & SOJOURNER	13	598/419

Gregory T. Smith	Hawkeye Stratigraphic, Inc.	AUG 23 2000	AUG 23 2003	161.00	1/5	BURNETT & SOJOURNER	13	597/725

Charlie A. Hudson	Hawkeye Stratigraphic, Inc.	AUG 23 2000	AUG 23 2003	161.00	1/5	BURNETT & SOJOURNER	13	597/728

Bruce Ihrig	Hawkeye Stratigraphic, Inc.	AUG 23 2000	AUG 23 2003	161.00	1/5	BURNETT & SOJOURNER	13	597/744

Meredith Minerals Company	Hawkeye Stratigraphic, Inc.	SEP 14 2000	SEP 14 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/718

A.M. Phelan, III	Hawkeye Stratigraphic, Inc.	SEP 15 2000	SEP 15 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/407

Jennie Sue Pearson	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/864

Richard C. Moore	Hawkeye Stratigraphic, Inc.	SEP 12 2000	SEP 12 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/721

Phillip B. Lucas, Jr.	Hawkeye Stratigraphic, Inc.	SEP 15 2000	SEP 15 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/413

FlairTex Resources, Inc.	Hawkeye Stratigraphic, Inc.	SEP 13 2000	SEP 13 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/432

Harold Thibodeaux	Hawkeye Stratigraphic, Inc.	SEP 15 2000	SEP 15 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/712

Herbert Thibodeaux	Hawkeye Stratigraphic, Inc.	SEP 15 2000	SEP 15 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/715

Daniel C. Phelan	Hawkeye Stratigraphic, Inc.	SEP 15 2000	SEP 15 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/416

A.M. Phelan, Jr.	Hawkeye Stratigraphic, Inc.	SEP 15 2000	SEP 15 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/410

Harvey Webb Cowan by A-I-F, Hibernia National Bank/Beaumont, Trustee et al	Hawkeye Stratigraphic, Inc.	JUN 26 2000	JUN 26 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/402

Packet Energy Partnership	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	601/20

Patricia Johnson Thames	Hawkeye Stratigraphic, Inc.	SEP 12 2000	SEP 12 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/428

The Cashin Family Mineral Management	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/739

The Natalie R. Murphy 1994 Revocable Trust, Patricia K. Murphy, Dexter C. Murphy and Bank of America, Co-Trustees	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/868

Natalie Rogers Murphy	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/731

Orville Louis Ganbin	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/735

Joanne Ganbin	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/708

Hottel Family Partnership	Hawkeye Stratigraphic, Inc.	AUG 21 2000	AUG 21 2003	161.00	1/4	BURNETT & SOJOURNER	13	597/702

Benjamin K. Barnes	Hawkeye Stratigraphic, Inc.	NOV 3 2000	NOV 3 2003	161.00	1/4	BURNETT & SOJOURNER	13	598/873

ALL RECORDING DATA REFERS TO
THE OFFICIAL RECORDS OF
MATAGORDA COUNTY, TEXAS

Additional Leases Included Subject to Curative Actions

34.3 acres more or less associated with the Milberger No. 1 Unit:

Lessor:	The Estate of William F. Bell, Decd., Florence E. Bell, Ind Executrix: Carol Anne Hobbs, Judith Fay Walton, Linda G, Brewer, Wanda Nell Peabody; Lease No. 97-0009-03
Lessee:	Hawkeye Stratigraphic, Inc.
Date:	March 15 1997
Recorded:	Volume 474, Page 346, Official Records of Matagorda County, Texas

Lessor:	Stephen T. Sliva, Inc., a Texas corporation, Acting by and through its dully authorized Officer, Stephen T. Sliva, President; Lease No. 96-0009-02
Lessee:	Hawkeye Stratigraphic, Inc.
Date:	March 17, 1997
Recorded:	Volume 474, Page 40, Official Records of Matagorda County, Texas

Additional Leases Associated With The Milberger Gas Unit

The unit was created on September 11, 2000 and there is no evidence that it has been dissolved.

LESSOR:	Bryan Michael Milberger, a single man
LESSEE:	Hydrocarbon Lease Management, Inc.
DATE:	May 25, 2000
DESCRIPTION:	75.9079 acres of land in the Burnett & Sojourner League, A-13, Matagorda County, Texas
RECORDED:	Volume ___, Page ___, Official Records, Matagorda County, Texas County Clerk’s File Number 005575

LESSOR:	F.J. Milberger and wife, Lillian Cole Milberger
LESSEE:	Hydrocarbon Lease Management, Inc.
DATE:	May 25, 2000
DESCRIPTION:	33.194 acres of land in the Burnett & Sojourner League, A-13, Matagorda County, Texas
RECORDED:	Volume ___, Page ___, Official Records, Matagorda County, Texas County Clerk’s File Number 005573

LESSOR:	Erwin Earl Ward, Trustee et al
LESSEE:	Hydrocarbon Lease Management, Inc.
DATE:	May 25, 2000
DESCRIPTION:	77.791 acres of land in the Burnett & Sojourner League, A-13, Matagorda County, Texas
RECORDED:	Volume ___, Page ___, Official Records, Matagorda County, Texas County Clerk’s File Number 005574

LESSOR:	Carole Anne Hobbs et al
LESSEE:	Hydrocarbon Lease Management, Inc.
DATE:	August 9, 2000
DESCRIPTION:	42.7139 acres of land in the Burnett & Sojourner League, A-13, Matagorda County, Texas
RECORDED:	Volume ___, Page ___, Official Records, Matagorda County, Texas

LESSOR:	Linda Gail Brewer
LESSEE:	Hydrocarbon Lease Management, Inc.
DATE:	August 9, 2000
DESCRIPTION:	1.9732 acres of land in the Burnett & Sojourner League, A-13, Matagorda County, Texas
RECORDED:	Volume ___, Page ___, Official Records, Matagorda County, Texas

Description of all surface and production equipment related to the Lease

Milberger #1

1-100hp triplex pump driven by 60hp electric motor w/ safety controls
1-1/3hp electric sump pump in plastic liquid container
1-2” flowmeter
1-1/3hp electric dual headed chemical pump
1-2 phase separator w/controls
1-30”x25’ heater/treater (out of service)
3-400 bbl steel tanks
1-2” gas meter run and meter

Milberger #2

1-100 hp triplex pump driven by 100hp electric motor w/ safety controls
1-1/3hp electric sump pump in plastic liquid container
1-2” flowmeter
1-1/3hp electric dual headed chemical pump
1-2 phase separator w/controls
1-30”x25’ heater/treater (out of service)
3-400 bbl steel tanks
1-3” gas meter run and meter

Oxbow #1

1-60hp triplex pump driven by 60hp electric motor w/ safety controls
1-2” flowmeter
1-1/3hp electric dual headed chemical pump
1-2 phase separator w/controls
2-400 bbl steel tanks
1-2” gas meter run and meter

Spare Equipment

3-good used 400 bbl tanks
1-good used tank walkway
1-good 300 bbl tank as an emergency overflow tank

 EXHIBIT B

Assignment

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY [THIS] INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

ASSIGNMENT

THE STATE OF TEXAS	'
'	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MATAGORDA	'

SUN RESOURCES TEXAS, INC.,  a Texas corporation (hereinafter called “Assignor”), whose mailing address is Post Office Box 3712, Longview, Texas 75606,  for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto BLAST ENERGY SERVICES, INC., a Texas corporation ( hereinafter called “Assignee”), whose address is 14550 Torrey Chase Boulevard, Suite 330, Houston, Texas 77014, subject to the terms, provisions and reservations contained herein, the following properties, rights and interest:

All of Assignor’s right, title and interest in and to the oil and gas leases (hereinafter called the “Leases”) identified and described on the Exhibit “A” which is attached hereto and incorporated herein for all purposes, including any ratifications, extensions and amendments to the oil and gas leases referenced on the Exhibit “A”, but save and except for the one percent of 8/8ths working interest in the leases which Assignor is specifically excepting, retaining and reserving from this Assignment (the Leases).  Assignor’s rights in the Leases being conveyed to Assignee (subject to the one percent of 8/8ths working interest reservation), shall include without reservation the following:

(a)
all of the right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Assignor in and to the lands and leases described on the attached Exhibit “A”, including without limitation the oil, gas and other mineral leases;

1

(b)
all rights, title and  interest of Assignor in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations, designations and/or orders, in and to the Leases and leases set forth on the attached Exhibit “A”;

(c)
all rights, title and interest of Assignor in and to all presently existing and valid  production sales contracts, operating agreements, and other agreements and contracts which relate to any of the Leases referenced on the attached Exhibit “A”;

(d)
all rights, title and interest of Assignor in and to all right of ways, easements, and other rights of surface use, water rights and other rights and interest used in connection with the exploration, development, operation or maintenance of the Leases identified on the attached Exhibit “A”; and

(e)
all of Assignor’s lease files and records, abstracts and title opinions, production records, contracts, well files, accounting records, seismic records and surveys, gravity maps, electric logs, geological and geophysical data and records, and other file documents, and records of every kind and description, which relate to the Leases identified and described on the Exhibit “A”.

This Assignment and Conveyance is subject to the terms and conditions of an Agreement to Purchase Sugar Valley Interest dated September 9, 2010 between Assignor and Assignee  and in particular Article 1.6 thereof which provides that the Sun Resources retained 1% of 8/8 working interest continues only for so long as Sun is the Operator of the leases and upon Sun ceasing to be the Operator,  this 1% of 8/8 working interest will be transferred to Blast Energy Services, Inc., Assignee.
TO HAVE AND TO HOLD the Leases unto Assignee, its successors and assigns forever.

2

Assignor warrants title to the Leases, free and clear of all liens, security interests or encumbrances, from and against the claims and demands of all persons claiming, or to claim the Leases, by, through or under Assignor, but not otherwise. Assignor is not making any warranties or representations to Assignee concerning the amounts of the working interest or net revenue interest which Assignor owns and is delivering to Assignee in the Leases. Assignor has provided its files to Assignee concerning Assignor’s ownership in the Leases. Assignee has performed its own due diligence, through Assignor’s files, and through the other examination of title, concerning the amount of the working and net revenue interest which Assignor is delivering to Assignee in and to the Leases. The express representations and warranties of title contained herein are exclusive and are in lieu of all other representations and warranties of title, express, implied, statutory or otherwise, and Assignor and Assignor’s predecessors expressly disclaim any and all other representations and warranties of title.
The effective date of this Assignment shall be the date of acknowledgment for the Assignor’s execution of the same. Assignor shall gauge the tanks on the Leases on the effective date. All production and proceeds of production of any type and character existing on the effective date shall belong to the Assignor. All production occurring after the effective date, and the proceeds thereof, shall belong to the Assignee.
Assignor shall be responsible for all claims, causes of action and liabilities which arise from or relate to the operations of the Leases prior to the effective date, and shall indemnify and hold Assignee harmless from the same, including the payment of all claims, damages, awards, attorney’s fees and expenses, for any such claims or causes of action which arise from the operations prior to the effective date.

3

Assignee shall be responsible for all claims, causes of action and liabilities which arise from or relate to the operations of the Leases after the effective date, and shall indemnify and hold Assignor harmless from the same, including the payment of all claims, damages, awards, attorney’s fees and expenses, for any such claims or causes of action which arise from the operations after the effective date.
This Assignment shall be binding on and inure to the benefit of the Assignor and Assignee and their respective heirs, devisees, personal representatives, successors and assigns. All obligations of Assignor and Assignee contained herein shall be deemed covenants running with the land.
Assignor agrees to execute and deliver to Assignee, from time to time, such other and additional instruments, notices, and other documents, and to perform all such other and further action as may be reasonably necessary to more fully and effectively grant, convey and assign the Leases to Assignee.
This Assignment may be executed in multiple counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Assignee and Assignor to sign the same counterpart. It is recognized that the parties may execute separate copies of the signature pages hereto and that all such copies may be assembled into one or more counterparts hereof containing signature pages with signatures of Assignee and Assignor.

4

 EXECUTED this 9th day of September, 2010.

ASSIGNOR:		ASSIGNEE:

Sun Resources Texas, Inc.		Blast Energy Services, Inc.

By:	/s/ Don Boyd	By:	/s/ Michael Peterson
	Don Boyd, President		Michael Peterson, CEO

5

THE STATE OF CALIFORNIA	'
COUNTY OF SANTA CLARA	'

This instrument was acknowledged before me on the 9th day of September, 2010, by Don Boyd, President of Sun Resources Texas, Inc., a Texas corporation, on behalf of said corporation.

/s/ Carol Ludlow
Notary Public, State of California

THE STATE OF CALIFORNIA	'
COUNTY OF SANTA CLARA	'

This instrument was acknowledged before me on the 9th day of September, 2010, by Michael Peterson, CEO of Blast Energy Services, Inc., a Texas corporation, on behalf of said corporation.

/s/ Carol Ludlow
Notary Public, State of California

After recording return to:
Robert A. Sherman
312 West Sabine
Carthage, Texas 75633

6

EXHIBIT C

Promissory Note

(filed separately as Exhibit 10.2)

EXHIBIT D

Deed of Trust

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY [THIS] INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT
AND ASSIGNMENT OF PRODUCTION
(Oil, Gas and Mineral Properties)

This instrument contains after-acquired property provisions

STATE OF TEXAS	'
'                      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MATAGORDA	'

That the undersigned, BLAST ENERGY SERVICES, INC., a Texas corporation,  whose  mailing address is 14550 Torrey Chase Boulevard, Suite 330, Houston, Texas 77014 ("Mortgagor", whether one or more), and SUN RESOURCES TEXAS, INC., a Texas corporation,  whose mailing address is Post Office Box 3712, Longview, Texas 75606 ("Mortgagee"), hereby agree as follows:

ARTICLE I.

GRANT

A.           Lien.  Mortgagor, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, has granted, bargained, sold, conveyed, transferred and assigned, and by these presents does grant, bargain, sell, convey, transfer and assign to Don Boyd, Trustee, whose address is Post Office Box 3712, Longview, Texas 75606, and his successors and substitutes in trust, as hereinafter provided (the "Trustee"), for the benefit of Mortgagee, the following described property:

Certain oil, gas and mineral property more particularly described in the schedule attached hereto, marked Exhibit "A" for identification, incorporated herein and made a part hereof for all purposes (the "Land").

B.           Security Interest.  For the same consideration, Mortgagor hereby grants to Mortgagee a continuing security interest in all improvements and all personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code, including the proceeds and products from any and all of such improvements and personal property, whether now owned and existing or hereafter acquired or arising, and situated on any of the Land, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, and all other personal property and equipment of every kind and character upon, incident, appurtenant or belonging to and used in connection with Mortgagor's interest in the Land, including all oil, gas and other minerals produced or to be produced to the account of Mortgagor from the Land and all accounts receivable, general intangibles and contract rights of Mortgagor in connection with the Land or the Leases, hereinafter defined, and all proceeds, products, substitutions and exchanges thereof (the Land, the Leases, hereinafter defined, and real and personal property interests hereinabove described being the "Mortgaged Property").

Deed of Trust - Page 1

C.           Assignment of Security.  For the same consideration, Mortgagor hereby grants to Mortgagee any and all rights of Mortgagor to liens and security interests securing payment of proceeds from the sale of production from the Mortgaged Property, including, but not limited to, those liens and security interests provided for in TEX. BUS. & COM. CODE ANN. Sec. 9.319 (Tex. UCC) (Vernon Supp. 1988).

D.           Habendum.  TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other property which, by the terms hereof, has or may hereafter become subject to the lien and/or security interest of this Deed of Trust, Security Agreement, Financing Statement and Assignment of Production (this "Deed of Trust"), together with all rights, hereditaments and appurtenances in anywise belonging to the Trustee or assigns forever.

E.           After Acquired Property.  Any additional right, title or interest which Mortgagor may hereafter acquire or become entitled to in the interests, properties, Lands and premises aforesaid, or in the oil, gas or other minerals in and under or produced from the Land and Leases shall inure to the benefit of and be covered by this Deed of Trust and constitute "Mortgaged Property", the same as if expressly described and conveyed herein.

ARTICLE II.

WARRANTIES

A.           Warranty of Title.  Mortgagor hereby binds itself, its successors and assigns, to warrant and forever defend all and singular the above described property, rights, and interest constituting the Mortgaged Property to the Trustee and to his assigns forever, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

B.           Additional Warranties.  For the same consideration, Mortgagor, for itself, its successors and assigns, covenants, represents and warrants that:

(1)           Authority and Enforceability.  The incurring by Mortgagor of the indebtedness secured by this Deed of Trust, the execution and delivery by Mortgagor BLAST ENERGY SERVICES, INC. of  a promissory note in the amount of $300,000.00 dated September 9, 2010, and the performance and observance by Mortgagor of the terms and provisions of such promissory note, and this Deed of Trust have been duly authorized by any necessary corporate proceedings, and will not contravene any requirement of law, or any provision of Mortgagor's charter or by-laws, or result in the breach or termination of, or constitute a default under, any indenture or other agreement or instrument to which Mortgagor is a party or by which it or any of its property may be bound or affected.

Deed of Trust - Page 2

(2)           Additional Authority.  Mortgagor is the lawful owner of the Mortgaged Property and has good right and authority to pledge, mortgage, assign, sell and convey the same.
(3)           Interests in Mortgaged Property.  Mortgagor's interest in the Mortgaged Property, as set forth in Exhibit "A" hereto, are true and correct.

(4)           Leases in Effect.  All of the leases constituting all or part of the Mortgaged Property (the "Leases") are in full force and effect and all covenants, express or implied, in respect thereof, or of any assignment there-of which may affect the validity of any of the Leases, have been performed insofar as the Leases pertain to the Land.

(5)           Interests Free of Liens.  Mortgagor's interest in the Leases is free and clear of all liens, mortgages, oil payments, or other burdens or encumbrances and all gross production taxes and other taxes as to which non-payment could result in a lien against any of the Mortgaged Property have been paid, except as specifically set forth in Exhibit "A" hereto.

(6)           Compliance with Laws.  Mortgagor and the Mortgaged Property are in compliance with all applicable laws and regulations, including, without limitation, those relating to any flammable, explosives, radioactive materials, hazardous wastes, friable asbestos or any material containing asbestos, toxic substances or related materials, including, without limitation, substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et. seq., or the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq. ("Hazardous Materials").

(7)           Gas Contracts.  Except as set forth under the heading for this provision in the schedule attached hereto, marked Exhibit "B" for identification, incorporated herein and made a part hereof for all purposes, Mortgagor (i) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take or pay" or "prepayment" provision, or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor at the time of delivery and (ii) has not produced gas, in any material amount, subject to, and neither Mortgagor nor any of the Mortgaged Property is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which Mortgagor has established monetary reserves adequate in amount to satisfy such obligations, and has segregated such reserves from other accounts.

(8)           Refunds.  Except as set forth under the heading for this provision in the schedule attached hereto, marked Exhibit "B" for identification, incorporated herein and made a part hereof for all purposes, there exist no orders of, or proceedings pending before, or other governmental requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission or any other similar state of federal regulatory body or governmental authority which could result in Mortgagor being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

Deed of Trust - Page 3

ARTICLE III.

INDEBTEDNESS SECURED

This conveyance is made, IN TRUST, HOWEVER, to secure and enforce the payment of the following indebtedness, obligations and liabilities:

(a)           The promissory note dated September  9, 2010, executed by Mortgagor BLAST ENERGY SERVICES, INC., payable to the order of Mortgagee in the principal sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) bearing interest and payable as therein provided, and containing the usual provisions in notes of this character, together with any and all renewals, extensions, rearrangements and increases thereof; (b) all additional indebtedness of Mortgagor to Mortgagee arising pursuant to the provisions of this deed of trust; (c) all loans and advances which Mortgagee may hereafter make to the Mortgagor; (d) all other and additional debts, obligations, and liabilities of every kind and character of Mortgagee to Mortgagor, now or hereafter existing, regardless of whether such debts, obligations and liabilities be direct or indirect, primary or secondary, joint or several, or joint and several, fixed or contingent, and regardless of whether such present or future obligations are payable to, or be or have been in favor of some other person or have been acquired by Mortgagee in a transaction with one other than Mortgagor, including but not limited to attorneys fees and other expenses of collection and enforcement of the Note, this deed of trust and other secured indebtedness; (e) performance of all obligations of Mortgagor to Mortgagee hereunder, under the Note, under any other instrument now or hereafter securing any indebtedness of Mortgagor to Mortgagee and under any agreement arising from or relating to any indebtedness of Mortgagor to Mortgagee; and (f) any and all renewals, extensions, changes in form reamortizations and other modifications of such debts, obligations and liabilities, or any part thereof.

ARTICLE IV.

COVENANTS OF MORTGAGOR

In consideration of the Indebtedness hereinabove described, Mortgagor, for itself, its successors and assigns, covenants and agrees as follows:

A.           Title Curative.  Mortgagor will proceed with reasonable diligence to correct any defect in the title to the Mortgaged Property should any such defect be found to exist after the execution and delivery of this Deed of Trust; and in this connection, should it be found, after the execution and delivery of this Deed of Trust, that there exists upon the Mortgaged Property any lien or encumbrance equal or superior in rank to the liens and security interests created by this Deed of Trust, or should any such lien or encumbrance hereafter arise, Mortgagor will promptly discharge and remove the same from the Mortgaged Property.

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B.           Further Assurances.  Upon request of Mortgagee, Mortgagor will promptly correct any defect which may be discovered after the execution and delivery of this Deed of Trust in any other documents executed in connection herewith, in the execution or acknowledgment hereof or thereof, or in the description of the Mortgaged Property, and will execute, acknowledge, and deliver such division orders, transfer orders and other assurances and instruments as shall, in the opinion of Mortgagee, be necessary or proper to convey and assign to the Trustee all of the Mortgaged Property herein conveyed or assigned, or intended to be so.

C.           Maintenance of Leases.  Mortgagor will keep and continue all Leases, estates and interests herein described and contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied.  In this connection, Mortgagor shall not release any of the Leases without the prior written consent of Mortgagee.

D.           Maintenance of Equipment.  Mortgagor will keep and maintain all improvements and all personal property and equipment now or hereafter situated on the Land and constituting a portion of the Mortgaged Property and used or obtained in connection therewith in good state of repair and condition, ordinary wear and tear excepted, and will not tear down or remove the same or permit the same to be torn down or removed without the prior consent of Mortgagee, except in the usual course of operations as might be required for replacement when otherwise in compliance with this Deed of Trust.

E.           Notification of Loss.  Mortgagor will notify Mortgagee of the destruction, loss, termination or acquisition of any Mortgaged Property within three business days thereof.

F.           Pooling or Unitization.  Mortgagor will not, without the prior written consent of Mortgagee, pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would result in the diminution of Mortgagor's net revenue interest in production from the pooled or unitized lands attributable to the Mortgaged Property constituting a portion of such pooled or unitized lands.  Immediately after the formation of any pool or unit in accordance herewith, Mortgagor will furnish to Mortgagee a conformed copy of the pooling agreement, declaration of pooling, or other instrument creating the pooling or unit.  The interest of Mortgagor included in any pool or unit attributable to the Mortgaged Property or any part thereof shall become a part of the Mortgaged Property and shall be subject to liens and security interests hereof in the same manner and with the same effect as though the pool or unit and the interest of Mortgagor therein were specifically described in Exhibit "A" hereto.  In the event any proceedings of any governmental body which could result in pooling or unitizing all or any part of the Mortgaged Property are commenced, Mortgagor shall give immediate written notice thereof to Mortgagee.

G.           Payment of Lienable Claims.  Mortgagor will pay all taxes now or hereafter to accrue against any of the Mortgaged Property and all other taxes or assessments, general or special, lawfully levied against it on such Mortgaged Property which might become a lien thereon before such taxes become delinquent; and it will during the life of this Deed of Trust keep the Mortgaged Property, and each and every part thereof, free, clear and discharged from all liens, charges, encumbrances, or assessments that might become superior, coordinate or subordinate to the liens or security interests of this Deed of Trust.

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H.           Maintenance of Workmen's Compensation Insurance.  Mortgagor will at all times maintain workmen's compensation insurance with a responsible insurance company where required by, and in accordance with, the laws of the state in which the Mortgaged Property is located.

I.           Mortgagee's Payment of Lienable Claims.  In the event Mortgagor shall fail or neglect to pay any taxes, general or special, or shall fail or neglect to relieve the Mortgaged Property from any lien which might become superior or equal to the lien of this Deed of Trust, or fail to carry such workmen's compensation or other insurance, the Trustee, at his option, or Mortgagee, at its option, may pay such taxes, liens, charges or encumbrances, or any part thereof, or effect such workmen's compensation insurance, and Mortgagor will promptly reimburse Trustee or Mortgagee, as the case may be, therefor; and any and all such sums so paid hereunder shall be paid by Mortgagor upon demand at Mortgagee's principal offices, and shall constitute a part of the Indebtedness.

J.           Operation of Mortgaged Property.  Mortgagor will operate or, to the extent that the right of operation is vested in others, will exercise its best efforts to require the operator to operate the Mortgaged Property and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in good workmanlike manner in accordance with the best usage of the field and in accordance with all laws of the State in which the Mortgaged Property is situated and the United States of America, as well as all rules, regulations, and laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Mortgaged Property shall be carried on, and will comply with all terms and conditions of the Leases it now holds, or any assignment or contract obligating Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower Mortgagor to bind the Trustee or Mortgagee to any contract obligation, or render the Trustee or Mortgagee in any way responsible or liable for bills or obligations incurred by Mortgagor.

K.           Maintenance of Liability and Casualty Insurance.  Mortgagor will carry with standard insurance companies satisfactory to Mortgagee or holder of the Indebtedness, public liability and property damage insurance, as well as insurance against loss or damage to the Mortgaged Property by fire, lightning, tornado and explosion, all in amounts satisfactory to Mortgagee; all such policies shall be payable to Mortgagee, and the policies evidencing the same or acceptable certificates thereof shall be held by Mortgagee.  Mortgagee shall have the right to collect, and Mortgagor hereby assigns to Mortgagee, any and all monies that may become payable under any policies of insurance by reason of damage, loss or destruction of the Mortgaged Property or any part thereof, and Mortgagee shall apply all such sums or any part thereof, at its election, toward the payment of the Indebtedness, whether the same be then due or not, application to be made first to interest and then to principal, and shall deliver to Mortgagor the balance, if any, after any application has been made.

L.           Compliance with Operating Agreements.  Mortgagor agrees to promptly pay all bills for labor and materials incurred in the operation of the Mortgaged Property and will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof; will furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or lien thereunder; and will not enter into any new operating agreement or amendment of existing operating agreement affecting the Mortgaged Property without prior written consent of Mortgagee.  Furthermore, Mortgagor will not consent or agree to participate in any proposed operation under any presently existing operating agreement affecting the Mortgaged Property unless Mortgagor obtains the prior written consent of Mortgagee and deposits either with the operator, where Mortgagor is a non-operator, or with Mortgagee, where Mortgagor is a non-operator or operator, Mortgagor's share of the estimated cost of the proposed operation prior to electing to participate in the operation.  To the extent that Mortgagor is unable to consent to any proposed operation with respect to any of the Mortgaged Property, prior to electing not to participate in the proposed operation, Mortgagor will use its best efforts, to the extent practicable once it is determined that it cannot so participate and to the extent allowed to do so under the relevant operating agreement or other applicable contract, farmout to others acceptable to Mortgagee, on the best terms obtainable, which terms shall be acceptable to Mortgagee, the interest or relevant portion of the interest of Mortgagor in the proposed operation.

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M.           Access to Mortgaged Property.  Mortgagor will permit Mortgagee and its accredited agents, representatives, attorneys and employees at all times to go upon, examine, inspect and remain on the Mortgaged Property, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, and will furnish Mortgagee, upon request, all pertinent information regarding the development and operation of the Mortgaged Property.

N.           Evidence of Title.  Promptly upon receipt of a request from Mortgagee, Mortgagor will furnish and deliver, a Title Opinion prepared by competent legal counsel covering title to the real property herein mortgaged from the Sovereignty of the Soil to the latest practicable date, when taken together with abstracts and/or Title Opinions previously furnished to Mortgagee.  Should Mortgagor fail to furnish such Title Opinion upon such request, Mortgagee may obtain such Title Opinion, and any and all costs incurred thereby shall be payable by Mortgagor to Mortgagee upon demand at Mortgagee's principal offices.  The Title Opinion shall be and constitute a part of the Mortgaged Property as defined above.

O.           Notification of Legal Proceedings.  Mortgagor will promptly notify Mortgagee or other holder or holders of the Indebtedness, in writing, of the commencement of any legal proceedings affecting the Mortgaged Property or any part thereof, and will take such action as may be necessary to preserve its and Mortgagee's rights affected thereby; and should Mortgagor fail or refuse to take any such action, Mortgagee may at its election take such action on behalf and in the name of Mortgagor and at Mortgagor's cost and expense.

P.           Maintenance of Existence.  If Mortgagor, is a corporation, it will maintain its corporate existence and will maintain and procure all necessary corporate franchise and permits to the end that Mortgagor shall be and continue to be a corporation in good standing in the state of its incorporation and in the state wherein the Mortgaged Property is located, with full power and authority to own and operate all of the Mortgaged Property as contemplated herein until this Deed of Trust shall have been fully satisfied.

Q.           Waivers.  Mortgagor hereby expressly waives any and all rights or privileges of marshaling of assets, sale in inverse order of alienation, notices, appraisements, redemption and any prerequisite to the full extent permitted by applicable law, in the event of foreclosure of the lien or liens and/or security interests created herein.  Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the lien or security interest of this Deed of Trust, any part the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Indebtedness, without releasing any other part of the Mortgaged Property, proceeds or income, and without affecting the liens or security interests hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

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R.           Payment of Mortgagee's Expenses.  Upon demand of Mortgagee, Mortgagor will promptly pay all costs and expenses heretofore or hereafter incurred by Mortgagee for legal, accounting, engineering or geological services rendered to it in connection with the making of the initial or any future loan to Mortgagee secured in whole or in part by the liens and security interests hereof or in the enforcement of any of Mortgagee's rights hereunder.  The obligations of Mortgagor hereunder shall survive the non-assumption of this Deed of Trust in a case commenced under Title 11 of the United States Code or other similar law of the United States of America, the State of Texas or any other jurisdiction and be binding upon Mortgagor, or a trustee, receiver, custodian or liquidator of Mortgagor appointed in any such case.

S.           Other Liens.  Without prior approval and written consent of Mortgagee, Mortgagor will not mortgage, pledge or otherwise encumber the Mortgaged Property or any part thereof, regardless of whether the lien or encumbrance is senior, coordinate, junior, inferior or subordinate to the lien and security interest created hereby.

T.           Transfer or Division Orders.  Upon request of Mortgagee, Mortgagor will execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to Mortgagor monies or accounts arising in connection with any of the following matters:  (a) any oil, gas or mineral production from the Mortgaged Property; (b) any gas contracts, processing contracts or other contracts relating to the Mortgaged Property; or (c) the operation of or production from any part of the Mortgaged Property.  The notices of assignments shall advise the third parties that all of the monies or accounts described above have been assigned to Mortgagee, and if required by Mortgagee, shall also require and direct that future payments thereof, including amounts then owing and unpaid, be paid directly to Mortgagee.

U.           Effect of Violation.  Any mortgage, pledge, encumbrance, unitization, pooling, communitization or other action or instrument in violation of the prohibitions contained in F. or S. above shall be of no force or effect against Mortgagee.

V.           Sales of Assets or Reorganization.  Without the prior written consent of Mortgagee, Mortgagor will not sell, lease, transfer or otherwise dispose of all or substantially all of its properties and assets, or, if Mortgagor is a corporation, consolidate or merge into any other corporation, or permit another corporation to merge into it.

W.           Compliance with Laws.  Mortgagor will comply at all times with all federal, state and local laws, regulations, and ordinances applicable to the Mortgaged Property, including, without limitation, all environmental protection and hazardous waste requirements, and in this regard:

(1)           Natural or Environmental RESERVES Compliance.  Mortgagor will comply with any and all applicable local, state and federal laws, ordinances, rules, regulations and orders (a) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by the Mortgaged Property, any property in which Mortgagee has a mortgage, security or other interest or any other property of Mortgagor, or (b) required for the performance or conduct of its operations.

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(2)           Notification of Hazardous Materials Inquiries.  Mortgagor will forthwith notify Mortgagee in writing of any request from any governmental agency or other entity for information on releases of Hazardous Materials from, affecting or related to the Mortgaged Property, any property in which Mortgagee has a mortgage, security or other interest or any other property of Mortgagor; notify Mortgagee of any actual, proposed or threatened testing or other investigation by any governmental agency or other entity concerning the environmental condition of or related to such property; provide to Mortgagee such information as Mortgagee shall request concerning the generation, storage, disposal, transportation or other management, if any, of any Hazardous Materials.

(3)           Hazardous Materials Compliance and Indemnification.  Mortgagor will at all times comply fully and in a timely manner with, and will cause all employees, agents, contractors, sub-contractors and future lessees (pursuant to appropriate lease provisions) of Mortgagor, while such persons are acting within the scope of their relationship with Mortgagor, to so comply with, all applicable federal, state and local laws, regulations, guidelines, codes and ordinances applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Materials now or hereafter located or present on or under the Mortgaged Property, and Mortgagor indemnifies and holds Mortgagee harmless from and  against any  and  all claims,  losses,  damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection there-with (including, without limitation, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (a) the presence of any Hazardous Materials on, under or from the Mortgaged Property, whether prior to or during the term hereof, or (b) any activity carried on or undertaken on or off the Mortgaged Property, whether prior to or during the term hereof, and whether by Mortgagor or any predecessor in title or any employees, agents, contractors or subcontractors of Mortgagor or any predecessor in title, or any third persons at any time occupying or present on the Mortgaged Property, in connection with the handling, treatment, removal, storage, decontaminations, cleanup, transport or disposal of any Hazardous Materials at any time located or present on or under the Mortgaged Property, including, without limitation, any of the foregoing arising, in whole or in part, from negligence on the part of Mortgagee, (the foregoing indemnity being the "Hazardous Materials Indemnity").  The Hazardous Materials Indemnity shall further apply to any residual contamination on or under the Mortgaged Property, or affecting any natural RESERVES, and to any contamination of any property or natural RESERVES arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials, irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances; and

(4)           Survival of Indemnification.  The Hazardous Materials Indemnity shall survive repayment of the indebtedness, provided that the claims and other actions of any kind against Mortgagee which give rise to the Hazardous Materials Indemnity are not barred by the applicable statute of limitations at the time such claims or actions are instituted.

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X.           Uneconomic Wells.  As to any oil and/or gas well forming part of the Mortgaged Property, should there not be, for a period in excess of three consecutive calendar months, proceeds from the sale of production from such well (net of productions, severance and windfall profit taxes and royalties overriding royalties and other payments out of or measured by production) in excess of the expense of operation of the relevant well (including, but not limited to, operator's overhead, payments to contractors and suppliers and annual taxes assessed on the basis of the value of the property prorated on a monthly basis, but expressly excluding any portion of the cost of drilling or completing the relevant well or the cost of non-routine workover or remedial operators) then, upon receipt by Mortgagor or written notification from Mortgagee, Mortgagor will (a) take all necessary steps to abandon the relevant well or (b) provide from sources other than proceeds from the sale of production attributable to the Mortgaged Property (i.e., through borrowings or contractual commitments obtained from third parties not in violation of any provision of this Deed of Trust) any funds required to pay Mortgagor's share of the expenses associated with the continuing operation of such well.

Y.           Performance of Gas Contracts.  Mortgagor will perform and observe in all material respects each of the provisions of the contracts relating to the sale of gas produced from or attributable to the Mortgaged Property to which Mortgagor is a party of its part to be performed or observed prior to the termination thereof and will give Mortgagee prior written notice of any change, modification or amendment to or waiver of any of the terms or provisions of any of such contracts or any action which will release any party from its obligations or liabilities under any of such contracts, none of which shall be done except in good faith and as the result of arm's length negotiations.

Z.           Transactions with Affiliates.  Mortgagor will not, directly or indirectly, enter into any sale, lease or exchange of any property or any contract for the rendering of goods or services with respect to any of the Mortgaged Property (including, but not limited to, operating agreements under which Mortgagor or an affiliate serves as operator) with any affiliate of Mortgagor other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a person not an affiliate of Mortgagor.

ARTICLE V.

DEFEASANCE, FORECLOSURE AND OTHER REMEDIES

A.           Defeasance.  Should Mortgagor make due and punctual payment of the Indebtedness, as the same becomes due and payable, and duly observe and perform all of the covenants, conditions and agreements herein (and in all other agreements with Mortgagee) provided to be observed and performed by it, then the conveyance of the Mortgaged Property shall become of no further force and effect, and the lien and security interest hereof shall be released at the cost and expense of Mortgagor; otherwise, it shall remain in full force and effect.

B.           Default Events, Acceleration and Exercise of Power of Sale.  In case any one or more of the following events of default shall happen:

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(1)           Payment of Indebtedness.  Default by Mortgagor in the due and punctual payment of the Indebtedness, or any part thereof, principal or interest, as the same becomes due and payable, whether by acceleration or otherwise; or

(2)           Covenants and Warranties.  Default by Mortgagor in the due observance or performance of any of the covenants, conditions or agreements herein provided to be observed or performed by Mortgagor or any warranty of Mortgagor herein made, prove to be untrue or inaccurate in any material respect; or

(3)           Failure of Title.  Mortgagor's title to the Mortgaged Property, or any substantial part thereof, become the subject of actual or threatened litigation which would or might, in Mortgagee's opinion, on final determination result in substantial impairment or loss of the security provided for herein; or

(4)           Sale or Encumbrance.  Mortgagor, without the prior written consent of Mortgagee (Mortgagee having an absolute right to refuse to consent or to condition its consent upon satisfaction of any one or more of the following requirements:  (a) that the interest rate on the Indebtedness be increased to a rate acceptable to Mortgagee; (b) that a reasonable transfer fee, in an amount determined by Mortgagee, be paid; (c) that a principal amount deemed appropriate by Mortgagee be paid against the Indebtedness to reduce to a level acceptable to Mortgagee the ratio that the outstanding balance of the Indebtedness bears to the value of the Mortgaged Property as determined by Mortgagee; (d) that Mortgagor and each proposed transferee execute such assumption agreements and other instruments as Mortgagee shall reasonably require; (e) that the proposed transferee's creditworthiness and experience in owning and operating similar properties be demonstrable and proven to Mortgagee's reasonable satisfaction as being at least as good as Mortgagor's; (f) that the liability to Mortgagee of Mortgagor and all other guarantors of all or any part of the Indebtedness will be confirmed by them in writing to be unaffected and unimpaired by such transfer, conveyance or encumbering; and (g) that any proposed junior mortgagee expressly subordinate to all liens and security interests securing the Indebtedness as to both lien and payment right priority), sell, assign, lease, transfer, mortgage, pledge, hypothecate or otherwise dispose of or encumber all or any portion of the Mortgaged Property or enter into any contractual arrangement to do so, irrespective of whether or not the transfer, conveyance or encumbrance would or might (i) diminish the value of any security for the Indebtedness, (ii) increase the risk of default under this Deed of Trust, (iii) increase the likelihood of Mortgagee's having to resort to any security for the Indebtedness after default or (iv) add or remove the liability of any person or entity for payment or performance of the Indebtedness or any covenant or obligation under this Deed of Trust; provided, however, the foregoing shall not apply to hydrocarbons produced and sold in the ordinary course of business; or

(5)           Involuntary Insolvency.  An order, judgment or decree be entered against Mortgagor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief under Title 11 of the United States Code or under any bankruptcy, insolvency, debtor's relief or other similar law of the United States or any state approving a petition seeking reorganization or an arrangement of Mortgagor's debts or appointing a receiver, trustee, conservator, custodian or liquidator of Mortgagor or all or any substantial part of Mortgagor's assets; or

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(6)           Voluntary Insolvency.  Mortgagor (i) discontinue its usual business, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of Mortgagor of all or a substantial part of its assets, or (iii) file a voluntary petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement, or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar law of the United States or any state, or (iv) make a general assignment for the benefit of creditors, or (v) be unable, or admit in writing its inability, to pay its debts generally as they become, or (vi) file an answer admitting the material allegations of a petition filed against it in any case commenced under Title 11 of the United States Code or any reorganization, insolvency, conservatorship or similar proceeding under any bankruptcy, insolvency, debtor's relief or other similar law of the United States or any state, or apply for relief under any state or federal act for the relief of debtors; or

(7)           Contracts Relating to Indebtedness.  Default be made by Mortgagor in the due observance or performance of any of the covenants, conditions or agreements provided to be observed or performed by Mortgagor in any loan agreement or other contract or agreement relating to any Indebtedness; or

(8)           Decline in Value of Collateral.  The Mortgaged Property materially decline in value in the determination of Mortgagee; or Mortgagee, in its sole discretion, deem payment of the Indebtedness to be insecure; or

(9)           Fraudulent Actions or Preference of Creditor.  Mortgagor conceal, remove, or permit to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or make or suffer a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or make any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid amounts owing; or take any other action in the nature of a fraud upon its creditors, or any of them;

then, and in any such event, the whole of the principal of the Indebtedness remaining unpaid, together with all interest accrued thereon, may, at the option of the holder thereof, without notice (including, but not limited to, notice of intention to accelerate maturity and notice of acceleration of maturity) or demand, which are, to the full extent permitted by applicable law, waived by Mortgagor for purposes of any provision of this Deed of Trust or of the evidences of the Indebtedness, be declared immediately due and payable; and thereupon, or at any time thereafter while the Indebtedness or any part thereof remains unpaid, it shall be the duty of the Trustee, on request of the holder of the Indebtedness (which request is hereby presumed), to enforce this Trust; and after advertising the time and place of the sale for at least 21 days prior to the day of sale, by posting or causing to be posted a written or printed notice thereof at the courthouse door and by filing a copy of such notice in the office of the County Clerk of each county in which the Land or any part thereof may be situated, and serving written notice of the proposed sale on each debtor obligated to pay the Indebtedness according to the records of the holder of the Indebtedness, by postage prepaid,

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certified United States mail, at the most recent address for such debtor as shown by the records of the holder of the Indebtedness, at least 21 days prior to the day of sale, to sell the Mortgaged Property, either as a whole or in parcels, as the Trustee may deem proper, at public venue at the courthouse of the county in which the Mortgaged Property or any part thereof may be situated (and being the county designated in the Notice of Sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., to the highest bidder for cash, and after such sale to make the purchaser or purchasers good and sufficient deeds and assignments in the name of Mortgagor herein, conveying such property so sold to the purchaser or purchasers with general warranty of title.  The Trustee, or his successor or substitute, is hereby authorized and empowered to appoint any one or more persons as his attorney(s)-in-fact to act as Trustee under him and in his name, place and stead, such appointment to be evidenced by a written instrument executed by the Trustee, or his successor or substitute, to perform any one or more act or acts necessary or incident to any sale under the power of sale hereunder, including, without limitation, the posting and filing of any notices, the conduct of the sale and the execution and delivery of any instruments conveying the Mortgaged Property as a result of the sale, but in the name and on behalf of the Trustee, or his successor or substitute; and all acts done or performed by such attorney(s)-in-fact shall be valid, lawful and binding as if done or performed by the Trustee, or his successor or substitute.  No single sale or series of sales by the Trustee shall extinguish the lien or exhaust the power of sale hereunder except with respect to the items of property sold, but such lien and power shall exist for so long as and may be exercised in any manner by law or as herein provided as often as the circumstances require to give Mortgagee full relief hereunder.  The purchaser at any such sale shall not assume, nor shall his or its heirs, legal representatives, successors or assigns, be deemed to have assumed, by reason of the acquisition of property or rights mortgaged hereunder, any liability or obligation of any lessee or operator of the Mortgaged Property, or any part thereof, arising by reason of any occurrence taking place prior to such sale.  It shall not be necessary to have present, or to exhibit at any such sale, any of the personal property subject to the lien or security interest hereof.

C.           Rights as Secured Party.  Upon the happening of any of the above-enumerated events of default, Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the Uniform Commercial Code with reference to the personal property and fixtures in which Mortgagee has been granted a security interest hereby, or Mortgagee may proceed as to both the real and personal property covered hereby.

D.           Application of Proceeds of Sale.  The Trustee is authorized to receive the proceeds of said sale or sales and apply the same as follows:

FIRST:  to the payment of all necessary costs and expenses incident to the execution of this Deed of Trust, including, but not limited to, a fee to the Trustee of 5% to be estimated upon the amount realized at the sale;

SECOND:  to any and all Indebtedness then hereby secured, application to be made in such order and in such manner as the holder of said Indebtedness may, in its discretion, elect;

THIRD:  the balance, if any, to Mortgagor or its successors or assigns.

E.           Substitute Trustee.  In the event of the death of the Trustee, or his removal from the State of Texas, or his failure, refusal, or inability for any reason to make any such sale or to perform any of the trusts herein declared, or at any time, whether with or without cause, then the holder of the Indebtedness may appoint, in writing, a substitute trustee who shall thereupon succeed to all the estates, rights, powers, and trusts herein granted to and vested in the Trustee.  In the same events as first above stated, and in the same manner, successive substitute trustees may thereafter be appointed.

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F.           Statements by Trustee.                                             It is agreed that in any deed or deeds given by any Trustee any and all statements of fact or other recitals therein made as to the identity of the holder or holders of the Indebtedness, or as to default in the payments thereof or any part thereof, or as to the breach of any covenants herein contained, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, application, and distribution of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other or additional act or thing having been done by Mortgagee or by any other holder of the Indebtedness or by the Trustee, shall be taken by all courts of law and equity prima facie evidence that the statements or recitals state facts and are without further question to be so accepted; and Mortgagor does hereby ratify and confirm any and all acts that the Trustee may lawfully do in the premises by virtue of the terms and conditions of this instrument.

G.           Suit to Collect and Foreclose.  The holder of the Indebtedness may, at its election, or the Trustee may, upon written request of the holder of the Indebtedness, proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness in accordance with the terms hereof and of the note, notes or guaranties evidencing it, and to foreclose the lien and/or security interest of this Deed of Trust as against all or any portion of the Mortgaged Property and to have such property sold under the judgment or decree of a court of competent jurisdiction.

H.           Mortgagee as Purchaser.  It is expressly understood that the holder of the Indebtedness, or the Trustee, may be a purchaser of the Mortgaged Property, or of any part hereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in the Trustee or upon any other foreclosure of the lien and/or security interest hereof, or otherwise; and the holder of the Indebtedness or the Trustee so purchasing shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the lien and/or security interest of this Deed of Trust and free of all rights of redemption in Mortgagor.

I.           Remedies Cumulative and Non-Exclusive.  The rights of entry, sale, or suit, as hereinabove or hereinafter conferred, are cumulative of all other rights and remedies herein or by law or in equity provided, and shall not be deemed to deprive the holder of the Indebtedness or Trustee of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust and of any note or guaranty reflecting the Indebtedness, and the employment of any remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

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ARTICLE VI.

ASSIGNMENT OF PRODUCTION

A.           Assignment.  In addition to the conveyance to the Trustee herein made, Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all of the oil, gas and other minerals produced, saved or sold from the Mortgaged Property and attributable to the interest of Mortgagor therein subsequent to 7:00 a.m. on the 1st day of the month in which this Deed of Trust is executed, together with the proceeds of any sale thereof; Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property to pay to Mortgagee such proceeds derived from the sale thereof, and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same; and the purchaser of any such production shall not be required to see to the application of the proceeds thereof by Mortgagee and payment made to Mortgagee shall be binding and conclusive as between such purchaser and Mortgagor.  Mortgagor further agrees to perform all such acts, and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such proceeds and revenues be paid to Mortgagee.

B.           Change of Purchaser.  Should any purchaser taking the production from the Mortgaged Property fail to make prompt payment to Mortgagee in accordance with this Assignment, Mortgagee shall have the right at Mortgagor's expense to demand a change of connection and to designate another purchaser with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof; and failure of Mortgagor to consent to and promptly effect such change of connection shall constitute an event of default hereunder, and the whole Indebtedness may be immediately declared due and payable, at the option of Mortgagee and without demand, presentment or other notice (including, but not limited to notice of intention to accelerate maturity and notice of acceleration of maturity), and the Mortgaged Property shall become subject to the foreclosure proceedings and power of sale hereunder.

C.           Application of Proceeds.  Mortgagor authorizes and empowers Mortgagee to receive, hold and collect all sums of money paid to Mortgagee in accordance with this Assignment, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums.  All payments provided for in this Assignment shall be paid promptly to Mortgagee, and any provisions contained in any note or notes evidencing the Indebtedness or any part thereof to the contrary notwithstanding, Mortgagee may apply the same or so much thereof as it elects to the payment of the Indebtedness, application to be made in such manner as it may elect, regardless of whether the application so made shall exceed the payments of principal and interest then due as provided in the note or notes evidencing the Indebtedness.  After such application has been so made by Mortgagee, the balance of any such payment or payments remaining shall be paid to Mortgagor.

D.           No Postponement of Installments on Indebtedness.  It is understood and agreed that should such payments provided for by this Assignment be less than the sum or sums then due on the Indebtedness, such sum or sums then due shall nevertheless be paid by Mortgagor in accordance with the provisions of the note, notes, guaranty agreements or other instrument or instruments evidencing the Indebtedness, and neither this Assignment nor any provisions hereof shall in any manner be construed to affect the terms and provisions of such note, notes, guaranty agreements or other instrument or instruments evidencing the Indebtedness.  Likewise, neither this Assignment nor any provisions hereof shall in any manner be construed to affect the liens, rights, title and remedies herein granted under this Deed of Trust, and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Indebtedness.

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E.           Turnover to Mortgagee.  Should Mortgagor receive any of the proceeds of any sale of oil, gas or other minerals produced, saved or sold from the Mortgaged Property, which under the terms hereof should have been remitted to Mortgagee, Mortgagor will immediately remit same in full to Mortgagee.

F.           Release of Proceeds Upon Payment of Indebtedness.  Upon payment in full of all Indebtedness, the remainder of such proceeds held by Mortgagee, if any, shall be paid over to Mortgagor upon demand, and a release of the interest hereby assigned will be made by Mortgagee to Mortgagor at its request and its expense.

G.           Duty of Mortgagee.  Mortgagee shall not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder.  Mortgagee shall be accountable only for funds actually received.

H.           Power of Attorney to Mortgagee.  Mortgagor does hereby designate Mortgagee as Mortgagor's agent to act in the name, place and stead of Mortgagor for the purpose of taking any and all actions deemed by Mortgagee necessary for the realization by Mortgagee of the benefits of the assignment of production provided herein, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Deed of Trust and, thus, irrevocable.

ARTICLE VII.

ADDITIONAL REMEDIES

A.           Mortgagee's Remedying of Mortgagor's Failure to Comply.  If Mortgagor should fail to comply with any of the covenants or obligations of Mortgagor hereunder, then Mortgagee or the Trustee may perform the same for the account and at the expense of Mortgagor but shall not be obligated to do so, and any and all expenses incurred or paid in so doing shall be payable by Mortgagor to Mortgagee, with interest at the greater of (i) the rate of 10% per annum or (ii) the rate agreed upon in any other document or instrument relating to the Indebtedness or any part thereof, from the date when same was so incurred or paid, and the amount thereof shall be payable on demand and shall be secured by and under this Deed of Trust, and the amount and nature of such expense and the time when paid shall be fully established by the affidavit of Mortgagee or any officer or agent thereof, or by the affidavit of any Trustee acting hereunder; provided, however, that the exercise of the privileges granted in this paragraph shall in no way be considered or constitute a waiver of the right of Mortgagee upon the happening of an event of default hereunder to declare the Indebtedness at once due and payable but shall be cumulative of such right and all other rights herein given.

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B.           Entry and Operation.  In case any one or more of the events of default shall happen, then in each and every such cases the Trustee or Mortgagee or any holder of the Indebtedness or any part thereof, whether or not the Indebtedness shall have been declared due and payable, in addition to the other rights and remedies hereunder, may exercise the following additional remedy, but shall not be obligated to do so:  the Trustee, Mortgagee or holder of the Indebtedness may enter into and upon and take possession of all or any part of the Mortgaged Property and each and every part thereof and may exclude Mortgagor, its agents and servants wholly therefrom and have, hold, use, operate, manage and control the Mortgaged Property and each and every part thereof and produce the oil, gas and other minerals therefrom and market the same, all at the sole risk and expense of Mortgagor and at the expense of the Mortgaged Property, applying the net proceeds derived, first, to the cost of maintenance and operation of such Mortgaged Property; second, to the payment of all Indebtedness secured hereby, principal and interest, application to be made first to interest and then to principal; and the balance thereof, if any, shall be paid to Mortgagor.  Upon such payment of all such costs and Indebtedness, the Mortgaged Property shall be returned to Mortgagor in its then condition and such Trustee, Mortgagee or holder of the Indebtedness shall not be liable to Mortgagor for any damage or injury to the Mortgaged Property except as such may be caused through his, its or their fraud or willful misconduct.

C.           Power of Attorney to Mortgagee.  Mortgagor does hereby designate Mortgagee as Mortgagor's agent to act in the name, place and stead of Mortgagor in the exercise of each and every remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Deed of Trust, and, thus, irrevocable.

ARTICLE VIII.

MISCELLANEOUS

A.           Interest.  Any provision in any document that may be executed in connection herewith to the contrary notwithstanding, the holder of the Indebtedness shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited so that the holder of the Indebtedness shall be paid as interest, a sum greater than that authorized by law.  If any possible construction of this Deed of Trust or any instrument evidencing the Indebtedness, or any or all other notes, guaranties or papers relating to the Indebtedness, seems to indicate any possibility of a different power given to the holder of the Indebtedness, or any authority to ask for, demand, or receive any larger rate of interest, such as a mistake in calculation or wording, this clause shall override and control, and proper adjustments shall be made accordingly.

B.           Agreement as Entirety.  This Deed of Trust, for convenience only, has been divided into Articles and paragraphs, and it is understood that the rights, powers, privileges, duties and other legal relations of Mortgagor, the Trustee, and Mortgagee or any holder of the Indebtedness, shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and paragraphs and without regard to headings prefixed to such Articles.

C.           Number and Gender.  The terms used to designate any of the parties herein shall be deemed to include the heirs, successors and assigns of such parties; the term "successors" shall include the heirs, trustees and legal representatives; and the term "Mortgagee" shall also include any lawful owner, holder or pledgee of any Indebtedness.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural and the plural shall likewise be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine, and neuter when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

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D.           Rights and Remedies Cumulative.  Every right and remedy provided for herein shall be cumulative of each and every other right or remedy of Mortgagee, whether herein or otherwise conferred, and may be enforced concurrently therewith, and the unenforceability or invalidity of any one or more provisions, clauses, sentences or paragraphs of this instrument shall not render any other provision, clause, sentence or paragraph unenforceable or invalid.  No security theretofore, herewith or subsequently taken by Mortgagee shall in any manner impair or affect the security given by this instrument or any security by endorsement or otherwise presently or previously given, and all security shall be taken, considered and held as cumulative.

E.           Parties in Interest.  This Deed of Trust shall be binding upon the parties, their respective successors and assigns, and shall inure to the benefit of the holder of the Indebtedness, and the covenants and agreements herein contained shall constitute covenants running with the Land.

F.           Supplements.  It is contemplated by the parties hereto that from time to time additional interest and properties may or will be added to the interests and properties in Exhibit A attached hereto by means of supplemental indentures identifying this Deed of Trust and describing such interests and properties to be so added and included, and upon the execution of any such supplemental indenture, the lien, rights, titles and interests created herein shall immediately attach to and be effective in respect to any such interests and properties so described, the same as if same had been included originally in Exhibit "A" attached hereto, and the same being included in the term "Mortgaged Property", as used herein.

G.           Counterparts.                                This instrument is simultaneously executed in a number of identical counterparts, each of which for all purposes shall be deemed an original and shall be deemed, and may be enforced from time to time, as a chattel mortgage, real estate mortgage, deed of trust, security agreement, assignment or contract, or as one or more thereof.

H.           Fixtures, Minerals and Accounts.  Without in any manner limiting the generality of any of the foregoing hereof, some portions of the personal property described hereinabove are or are to become fixtures on the land described herein or to which reference is made herein.  In addition, the security interest created hereby under applicable provisions of the Uniform Commercial Code attached to minerals, including oil and gas, or accounts resulting from the sale thereof, at the wellhead or minehead located on the land described or to which reference is made herein.

I.            Financing Statement.  This Deed of Trust may be filed as provided in TEX. BUS. & COM. CODE ANN. Ch. 9 (Tex. UCC) (Vernon Supp. 1988) relating to the granting of security interests by nonutilities to assure that the security interest granted by this Deed of Trust are perfected under Texas law.  In this connection, this instrument will be presented to a filing officer under the Uniform Commercial Code to be filed in the real estate records as a Financing Statement covering minerals and fixtures, pursuant to TEX. BUS. & COM. CODE ANN. Subsec. 9.402(e) and 9.402(f) (Tex. UCC) (Vernon Supp. 1988).

J.           Addresses.  For purposes of filing this Deed of Trust as a financing statement, the addresses for Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove.

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K.           Recording Counterparts.  For the convenience of the parties, this instrument may be executed in multiple counterparts.  For recording purposes, various counterparts have been executed and there may be attached to each such counterpart an Exhibit A containing only the description of the Mortgaged Property, or portions thereof, which relates to the county or state in which the particular counterpart is to be recorded.  A complete, original counterpart of this instrument with a complete Exhibit A may be obtained from Mortgagee.  Each of the counterparts hereof so executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

L.           No Waiver by Mortgagee.  The failure or delay of Mortgagee to file or give any notice as to this instrument, or to exercise any right, remedy or option to declare the maturity of the principal debt, or any other sums hereby secured, or the payment by Mortgagee of any taxes, liens, charges or assessments, shall not be taken or deemed a waiver of any rights to exercise such right or option or to declare any such maturity as to any past or subsequent violations of any of such covenants or stipulations, and shall not waive or prejudice any right or lien hereunder.  Any election or failure by Mortgagee to exercise any rights, remedies or options hereunder shall not constitute a waiver or prejudice the exercise of other rights or remedies existing hereunder.  All rights, powers, immunities, remedies and liens of Mortgagee existing and to exist hereunder or under any other instrument, and all other or additional security, and Mortgagee's rights at law and in equity, shall be cumulative and not exclusive, each of the other; and Mortgagee shall, in addition to the remedies herein expressly provided, be entitled to such other remedies as may now or hereafter exist at law or in equity for securing and collecting the Indebtedness, for enforcing the covenants herein, and for foreclosing the liens hereof.  Resort by Mortgagee to any remedy provided for hereunder or at law or in equity shall not prevent concurrent or subsequent resort to the same or any other remedy or remedies.

M.           Purpose Provision.  This is a purchase money Deed of Trust. The proceeds from this Deed of Trust are part of the purchase money for the properties referenced herein. This Deed of Trust is given to secure payment of the $300,000.00 promissory note, as referenced herein, which represents part of the consideration for the purchase of the properties identified on the attached Exhibit “A”.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF. THIS AGREEMENT MAY NOT BE ALTERED OR MODIFIED EXCEPT IN WRITING SIGNED BY THE PARTY AGAINST WHOM ENFORCEMENT IS SOUGHT.

EXECUTED on this 9th day of September, 2010, EFFECTIVE as of the 9th day of September, 2010.

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BLAST ENERGY SERVICES, INC., a Texas corporation

By:	/s/ Michael Peterson
Michael Peterson, CEO

THE STATE OF CALIFORNIA	'
'
COUNTY OF SANTA CLARA	'

BEFORE ME, the undersigned authority, on this day personally appeared Michael Peterson, CEO of Blast Energy Services, Inc., a Texas corporation, and known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed, as the act and deed of such corporation, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of September, 2010.

/s/ Carol Ludlow
Notary Public, State of California

AFTER RECORDING RETURN TO:
Don Boyd
Post Office Box 3712
Longview, TX 75606

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EXHIBIT E

Ownership and Working Interests

EXHIBIT E
	Milberber #1		Milberger #2		Oxbow #1
	WI	NRI	WI	NRI	WI	NRI
HLM started with	90.0	72.5625	90.0	72.00	90.00	70.06969

HLM Assignments out
Barnes	0.0	3.825	0.0	3.15		3.00
Okoren	0.0	1.500	0.0	1.50

subtotal	90.0	67.2375	90.0	67.35	90.00	67.06969

Research	5.0	3.745	5.0	3.75
P. Baranowski *	1.0	0.700	1.0	0.70	3.00	2.10
Zilich *	1.0	0.700	2.0	1.40
Harmon *	5.0	3.500	5.0	3.50	1.00	0.7485
King *	8.0	5.600	6.0	4.20
Kloepper *	2.0	1.400	2.0	1.40	5.00	3.50
Zavrel * (1)	2.5	1.750	2.5	1.75	1.00	0.70
Vilaniskis *	3.0	2.100	5.0	3.50	4.00	2.80
Cochran	1.5	1.050	0.0	0.00
DND Natural Resource *	3.0	2.100	3.0	2.10
V. Henry	2.5	1.750	2.5	1.75	1.00	0.70
Beattie *	1.0	0.700	1.0	0.70
Payne *	0.5	0.350	0.0	0.00
Piper *	1.0	0.700	1.0	0.70
Johnson	1.0	0.700	2.0	1.40
Mutzbaugh *			1.0	0.70
Veralli *					2.00	1.497
Summers *					1.00	0.70
Struefort					1.00	0.70
Sapers *					1.00	0.70
R. Baranowski					0.50	0.35
Lim					1.00	0.70
Kelly *					2.00	1.497
Crawford Trust					1.00	0.70
Morris					1.00	0.70
Ranyak					1.00	0.70
Treon					0.33	0.231
Wong					1.00	0.70
Sardasti					1.00	0.70
MAD					0.50	0.35
Hilburn					1.00	0.70
Mutzbaugh					0.67	0.469
subtotal	38.0	26.845	39.0	27.55	31.00	21.94250

HLM at this point	52.0	40.3925	51.0	39.80	59.00	45.12719

HLM/TRYCO to White Oak	15.0	11.18415	15.0	11.18415	15.00	11.18505
Sun acquires HLM	37.0	29.20835	36.0	28.61585	44.00	33.94214
Sun purchases small owner interests (* above)	30.5	21.35000	32.0	22.40	21.67	15.41150
TOTAL SUN	67.5	50.55835	68.0	51.01585	65.67	49.35364

(1) The original Millberger No. 2 well assignment to Mark Zavrel incorrectly attached the Exhibit "A" to the Oxbow No. 1 well.
Curative actions will be required to secure correct title to Blast.